CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Sector Funds (Invesco Sector Funds) of

i.

our reports dated June 26, 2020 relating to the financial statements and financial highlights, which appear in Invesco American Value Fund, Invesco Comstock Fund, Invesco Dividend Income Fund, Invesco Energy Fund, Invesco Small Cap Value Fund, Invesco Technology Fund and Invesco Value Opportunities Fund’s Annual Reports on Form N-CSR for the year ended April 30, 2020

ii.

our report dated June 26, 2020, relating to the financial statements and financial highlights, which appears in Invesco Comstock Select Fund’s (formerly Invesco Oppenheimer Value Fund) Annual Report on Form N-CSR for the six months ended April 30, 2020

iii.

our report dated June 26, 2020, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Gold & Special Minerals Fund’s Annual Report on Form N-CSR for the ten months ended April 30, 2020

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

August 28, 2020